UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2026
Energy Vault Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 852-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to AR Convertible Debentures Securities Purchase Agreement
As previously disclosed, on May 18, 2026, Energy Vault Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell senior secured convertible debentures in multiple tranches with an aggregate principal amount of up to $75.0 million and an initial tranche of $42.0 million funded at closing (the “Tranche 1 AR Convertible Debenture”). The size and availability of the facility is determined and supported by the Company’s current contracted backlog and third-party commercial activity.
Due to a material increase in the Company’s commercial backlog since the previously issued Quarterly Report for the quarter ended March 31, 2026 (please see Item 7.01 to this Current Report on Form 8-K for additional information), on June 29, 2026, the Company and the Investor entered into the first amendment to the Purchase Agreement (the “First Amendment”), pursuant to which the Company agreed to issue and sell an additional $38.0 million of senior secured convertible debentures to the Investor at a purchase price equal to 95% of such additional principal amount. In connection with the foregoing, the Company amended and restated the Tranche 1 AR Convertible Debenture (as amended and restated, the “Amended and Restated AR Convertible Debenture”) to give effect to the increased aggregate principal amount of $80.0 million.
The Amended and Restated AR Convertible Debenture continues to bear interest at a rate of 7.50% per annum, increased the monthly installment amounts correspondingly and extended the maturity date from May 17, 2027 to July 1, 2027. The Amended and Restated AR Convertible Debenture is convertible into shares of the Company’s common stock at a conversion price equal to 97% of the lowest daily volume-weighted average price of the common stock during the four consecutive trading days immediately preceding the applicable conversion date, subject to a floor price of $1.19 per share. The Amended and Restated AR Convertible Debenture also provides that the $4.22 million in principal amount plus all accrued and unpaid interest in respect of such amount of the December 29, 2026 installment may be converted by the Investor in accordance with the conditions set forth in the Amended and Restated AR Convertible Debenture. The Company may not issue shares of common stock upon conversion to the extent such issuance would exceed 19.99% of the Company’s outstanding common stock as of closing, unless stockholder approval to exceed such cap is obtained in accordance with the rules and regulations of the NYSE (the “Exchange Cap”). Pursuant to the Exchange Cap, the Amended and Restated AR Convertible Debenture is convertible for a maximum of 33,251,333 shares of common stock. The additional tranche was funded at closing on June 29, 2026. Net proceeds are expected to be approximately $34.6 million after deductions for an original issue discount of 5% and a structuring fee of $1.25 million. The Company and Investor also mutually agreed to increase the aggregate principal amount issuable under the Purchase Agreement to $150.0 million.
The foregoing descriptions of the First Amendment and the form of Amended and Restated AR Convertible Debenture are qualified in their entirety by reference to the full text of the First Amendment and the form of Amended and Restated AR Convertible Debenture, which are attached as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Consent, Waiver and Amendment to CRC Note Purchase Agreement
As previously disclosed, on April 4, 2025, Calistoga Resiliency Center, LLC (“CRC”), a wholly-owned subsidiary of the Company, entered into a Note Purchase Agreement, as amended by Amendment No. 1 thereto, dated as of August 4, 2025 (the “CRC Note Purchase Agreement”), with Eagle Point Credit Management, LLC, pursuant to which CRC issued $27.8 million in aggregate principal amount of senior secured notes (the “CRC Senior Notes”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the CRC Note Purchase Agreement.
On June 26, 2026, CRC, the holders party thereto, and Wilmington Trust, National Association, as collateral agent, entered into the Consent, Waiver and Amendment No. 2 to the CRC Note Purchase Agreement (the “CRC Amendment”). Pursuant to the CRC Amendment, the holders (i) consented to a voluntary prepayment of the CRC Senior Notes in an aggregate principal amount of approximately $5.0 million, (ii) waived the make-whole amount and related certificate delivery requirements otherwise applicable to such prepayment, (iii) consented to the release, withdrawal and transfer of excess reserve amounts for application to such prepayment and (iv) deferred the testing date for the Debt Service Coverage Ratio covenant to November 30, 2026.

The foregoing description of the CRC Amendment is qualified in its entirety by reference to the full text of the CRC Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Consent and Waiver to Cross Trails Credit Agreement
As previously disclosed, on July 23, 2025, Cross Trails Energy Storage Project, LLC (the “Cross Trails”), a subsidiary of the Company, entered into a credit agreement (the “Cross Trails Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent, and each of the lenders party thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Cross Trails Credit Agreement.
On June 29, 2026, Cross Trails entered into the Consent and Waiver to the Cross Trails Credit Agreement (the “Cross Trails Consent”) with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto. Pursuant to the Cross Trails Consent, the lenders (i) consented to certain modifications to the methodology for calculating the debt service coverage ratios under the Cross Trails Credit Agreement for each fiscal quarter beginning on March 31, 2026 and ending on December 31, 2027, (ii) reduced the minimum Historical Debt Service Coverage Ratio and the minimum Pro Forma Debt Service Coverage Ratio, and (iii) waived any default under the Cross Trails Credit Agreement arising from Cross Trails’ failure to comply with the debt service coverage ratio requirements for the fiscal quarters ending on March 31, 2026 and June 30, 2026.
The foregoing description of the Cross Trails Consent is qualified in its entirety by reference to the full text of the Cross Trails Consent, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 with respect to the Amended and Restated AR Convertible Debenture, the CRC Amendment and the Cross Trails Consent is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 1.01 relating to the issuance of any shares to be issued in connection with a conversion of some or all of the Amended and Restated AR Convertible Debenture and relating to the issuance of the Amended and Restated AR Convertible Debenture, is incorporated by reference herein in its entirety.
The issuance of the Amended and Restated AR Convertible Debenture pursuant to the First Amendment was made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 7.01 Regulation FD Disclosure.
The Company’s sales backlog increased materially from $1.3 billion as of March 31, 2026. See the Company’s Quarterly Report for the quarter ended March 31, 2026 filed with the Securities and Exchange Commission on May 19, 2026 for the definition and additional information regarding determination of the Company’s backlog.
The Company cannot guarantee that its bookings will result in actual revenue in the originally anticipated period, or at all. The Company’s customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. Many of the Company’s projects require government approvals, third-party financing, and other contingencies, many of which are beyond its control. If the Company’s bookings fail to result in revenue as anticipated or in a timely manner, the Company could experience a reduction in revenue, profitability, and liquidity. See “Risk Factors - Our total backlog, bookings, and developed pipeline may not be indicative of our future revenue, which could have a material impact on our business, financial condition, and results of operations” in the Company’s Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 18, 2026.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
4.1*	Form of Amended and Restated AR Convertible Debenture
10.1*	First Amendment to Securities Purchase Agreement, dated June 29, 2026, by and between Energy Vault Holdings, Inc. and YA II PN, LTD
10.2*#
Consent, Waiver and Amendment No. 2 to Note Purchase Agreement, dated June 26, 2026, by and among Calistoga Resiliency Center, LLC, Wilmington Trust, National Association, as collateral agent, and the holders party thereto

10.3*#
Consent and Waiver to Credit Agreement, dated June 29, 2026, by and among Cross Trails Energy Storage Project, LLC, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL
________________
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.
# Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: July 1, 2026	By:	/s/ Michael Beer
Name: Michael Beer
Chief Financial Officer